Peter Messineo, CPA 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 Amendment 3 is a part, reference to my report dated December 5, 2011 relative to the financial statements of Wheelchair ADL Solutions Corporation, as of November 30, 2011 and for the period November 10, 2011 (date of inception) through November 30, 2011.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

Peter Messineo, CPA

Palm Harbor, Florida

March 22, 2012